UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2017

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 1-6615

Delaware	95-2594729
(State or Other Jurisdiction Incorporation)	(IRS Employer No.)

26600 Telegraph Road, Suite 400 Southfield, Michigan	48033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 352-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act  ☐

Item 1.01. Entry Into A Material Definitive Agreement

Indenture

On June 15, 2017, Superior Industries International, Inc. (“Superior”) completed its previously announced private offering (the “Offering”) of €250 million aggregate principal amount of 6.000% Senior Notes due 2025 (the “Notes”) pursuant to a purchase agreement, dated June 8, 2017, by and between Superior, certain subsidiary guarantors party thereto (the “Subsidiary Guarantors”) and J.P. Morgan Securities PLC, as representative of the several initial purchasers named therein. Superior used $11.2 million of the net proceeds from the Offering to repay a portion of the outstanding indebtedness under the Term Loan Facility (as defined below).

In connection with the closing of the Offering, Superior and the Subsidiary Guarantors entered into an Indenture, dated June 15, 2017 (the “Indenture”), between Superior, the Subsidiary Guarantors, The Bank of New York Mellon SA/NV, Luxembourg Branch, as registrar and transfer agent and The Bank of New York Mellon acting through its London Branch, as trustee (the “Trustee”). The Indenture provides, among other things, that the Notes will be senior unsecured obligations of Superior. Superior’s payment obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Subsidiary Guarantors Interest payable on the Notes on June 15 and December 15 of each year, beginning on December 15, 2017. The Notes will mature on June 15, 2025.

The Indenture contains restrictive covenants that, among other things, limit the ability of Superior and the Subsidiary Guarantors to: (i) incur additional indebtedness or issue certain preferred stock; (ii) pay dividends on, or make distributions in respect of, their capital stock; (iii) make certain investments or other restricted payments; (iv) sell certain assets or issue capital stock of restricted subsidiaries; (v) create liens; (vi) merge, consolidate, transfer or dispose of substantially all of their assets; and (vii) engage in certain transactions with affiliates. These covenants are subject to a number of important limitations and exceptions that are described in the Indenture.

The Indenture provides for customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) nonpayment of principal, premium, if any, and interest, when due; (ii) breach of covenants in the Indenture; (iii) a failure to pay certain judgments; and (v) certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, the Trustee or holders of at least 30% in principal amount of the then outstanding Notes may declare the principal, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

Superior may redeem the Notes, in whole or in part, on or after June 15, 2020 at redemption prices of 103.000% and 101.500% of the principal amount thereof if the redemption occurs during the 12-month period beginning June 15, 2020 or 2021, respectively, and a redemption price of 100% of the principal amount thereof on or after June 15, 2022, in each case plus accrued and unpaid interest to, but not including, the applicable redemption date. At any time prior to June 15, 2020, Superior may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium, and accrued and unpaid interest to, but not including, the applicable redemption date. At any time prior to June 15, 2020, Superior may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 106% of the aggregate principal thereof, plus accrued and unpaid interest, to, but excluding, the redemption date.

The Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture.

Credit Agreement

On March 22, 2017, Superior entered into a $550 million credit agreement with Citibank N.A. (“Citi”), as the Administrative Agent, and the Lenders party thereto (the “Original Credit Agreement”). The Original Credit Agreement consisted of a $400 million senior secured term loan facility (the “Term Loan Facility”) and a $150 million senior secured revolving credit facility (the “Revolving Credit Facility”) in order to fund the payment of the consideration for the acquisition of Uniwheels AG (“Uniwheels”).

On May 23, 2017, Superior and certain of its domestic subsidiaries (the “Guarantors”) entered into the First Amendment to Credit Agreement (the “First Credit Agreement Amendment”) to amend the Original Credit Agreement (the Original Credit Agreement as amended by the First Credit Agreement Amendment, the “First Amended Credit Agreement”) in order to, among other things, (i) provide for a period of 60 days (the “Clean-Up Period”) after the Closing Date during which Superior is required to make a term loan prepayment and a reduction of the revolving commitment under that certain €95,000,000 Senior Facilities Agreement, dated September 3, 2014, as amended on November 27, 2015 and amended and restated on July 8, 2016, among Uniwheels, Bank Zachodni WBK S.A., as agent, MBANK S.A., as security agent, and the other parties thereto (“Uniwheels Credit Agreement”), (ii) allow for the indebtedness under the Uniwheels Credit Agreement (as modified during the Clean-Up Period) to remain outstanding and (iii) allow proceeds of the term loans made under the Original Credit Agreement to be used to repay all or a portion of the term loans and revolving loans outstanding under the Uniwheels Credit Agreement.

On May 31, 2017, Superior and the Guarantors entered into the Second Amendment to Credit Agreement (the “Second Credit Agreement Amendment”) to further amend the Original Credit Agreement (the Original Credit Agreement as amended by the First Credit Agreement Amendment and the Second Credit Agreement Amendment, the “Second Amended Credit Agreement”) in order to, among other things, increase the Revolving Credit Facility to $160 million.

On June 15, 2017, Superior and the Guarantors entered into the Third Amendment to Credit Agreement (the “Third Credit Agreement Amendment”) to further amend the Original Credit Agreement (the Original Credit Agreement as amended by the First Credit Agreement Amendment, the Second Credit Agreement Amendment and the Third Credit Agreement Amendment, the “Amended Credit Agreement”) in order to, among other things, revise certain provisions of the Original Credit Agreement, including the applicable margin for the term loans, the mandatory prepayment provisions and defined terms associated with the foregoing.

The foregoing descriptions are subject to, and qualified in their entirety by, the First Amended Credit Agreement, the Second Amended Credit Agreement and the Amended Credit Agreement. The First Amended Credit Agreement, the Second Amended Credit Agreement and the Amended Credit Agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and the terms thereof are incorporate herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information provided under “Indenture” in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit Number	Exhibit Description

4.1	Indenture, dated as of June 15, 2017, among Superior Industries International, Inc., the subsidiaries of Superior identified therein, The Bank of New York Mellon SA/NV, Luxembourg Branch, as registrar and transfer agent and The Bank of New York Mellon acting through its London Branch, as trustee.

10.1	First Amendment to Credit Agreement, dated May 23, 2017, among Superior Industries International, Inc., the subsidiaries of Superior identified therein, Citibank, N.A., as Administrative Agent, and the Lenders party thereto.

10.2	Second Amendment to Credit Agreement, dated May 31, 2017, among Superior Industries International, Inc., the subsidiaries of Superior identified therein, Citibank, N.A., as Administrative Agent, and the Lenders party thereto.

10.3	Third Amendment to Credit Agreement, dated June 15, 2017, among Superior Industries International, Inc., the subsidiaries of Superior identified therein, Citibank, N.A., as Administrative Agent, and the Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

Date: June 20, 2017	By:	/s/ Kerry A. Shiba
Kerry A. Shiba
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

4.1	Indenture, dated as of June 15, 2017, among Superior Industries International, Inc., the subsidiaries of Superior identified therein, The Bank of New York Mellon SA/NV, Luxembourg Branch, as registrar and transfer agent and The Bank of New York Mellon acting through its London Branch, as trustee.

10.1	First Amendment to Credit Agreement, dated May 23, 2017, among Superior Industries International, Inc., the subsidiaries of Superior identified therein, Citibank, N.A., as Administrative Agent, and the Lenders party thereto.

10.2	Second Amendment to Credit Agreement, dated May 31, 2017, among Superior Industries International, Inc., the subsidiaries of Superior identified therein, Citibank, N.A., as Administrative Agent, and the Lenders party thereto.

10.3	Third Amendment to Credit Agreement, dated June 15, 2017, among Superior Industries International, Inc., the subsidiaries of Superior identified therein, Citibank, N.A., as Administrative Agent, and the Lenders party thereto.